POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints Deirdre Cunnane, Sarah S. Kelleher, Lisa M. King, Jeff S. Prusnofsky, Amanda C. Quinn and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2025, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David DiPetrillo__ David DiPetrillo President (Principal Executive Officer)	March 6, 2025
/s/ James Windels___ James Windels Treasurer (Principal Financial and Accounting Officer)	March 6, 2025

/s/ Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	March 6, 2025

/s/ Joan L. Gulley__ Joan L. Gulley Board Member	March 6, 2025
/s/ Alan H. Howard_ Alan H. Howard Board Member	March 6, 2025
/s/ Robin A. Melvin_ Robin A. Melvin Board Member	March 6, 2025
/s/ Burton N. Wallack_ Burton N. Wallack Board Member	March 6, 2025
/s/ Benaree Pratt Wiley_ Benaree Pratt Wiley Board Member	March 6, 2025

ATTACHMENT A

BNY Mellon Intermediate Municipal Bond Fund, Inc.

BNY Mellon Municipal Funds, Inc.

-BNY Mellon AMT-Free Municipal Bond Fund

-BNY Mellon High Yield Municipal Bond Fund

BNY Mellon U.S. Mortgage Fund, Inc.

BNY Mellon California AMT-Free Municipal Bond Fund, Inc.

BNY Mellon Strategic Municipal Bond Fund, Inc.

BNY Mellon Strategic Municipals, Inc.

BNY Mellon Stock Funds

-BNY Mellon International Core Equity Fund

BNY Mellon Strategic Funds, Inc.

-BNY Mellon Active MidCap Fund

-BNY Mellon Global Stock Fund

-BNY Mellon International Stock Fund

BNY Mellon Absolute Insight Funds, Inc.

-BNY Mellon Core Plus Fund

BNY Mellon Fund Power of Attorney 2025